Exhibit 10.17

AMENDED AND RESTATED

DYNAVOX SYSTEMS LLC

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(amended and restated effective as of April 7, 2010)

AMENDED AND RESTATED

DYNAVOX SYSTEMS LLC

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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AMENDED AND RESTATED

DYNAVOX SYSTEMS LLC

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

DynaVox Systems LLC, a Delaware limited liability corporation, hereby adopts this Amended and Restated DynaVox Systems LLC Supplemental Executive Retirement Plan, as it may be amended from time to time (the “Plan”) for the benefit of a select group of management or highly compensated employees. Further, Employer hereby directs that any amounts credited to any prior nonqualified deferred compensation for any individuals eligible for this Plan shall be withdrawn from the prior plan and credited to the Plan to be maintained and administered in compliance with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder, and shall be considered to be an amendment to the extent necessary to ensure compliance with Internal Revenue Code Section 409A. The crediting of the aforementioned prior plan amounts shall be done as soon as administratively feasible following the effective date of the Plan. This Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended. It is intended to comply with Internal Revenue Code Section 409A. Notwithstanding anything to the contrary contained herein and with respect to benefits that were earned and vested under the Plan prior to January 1, 2005 (as determined under Internal Revenue Code Section 409A, “Grandfathered Benefits”), such Grandfathered Benefits are intended to be exempt from Internal Revenue Code Section 409A and shall be administered and interpreted in a manner intended to ensure that any such Grandfathered Benefits remains exempt from Internal Revenue Code Section 409A. No amendments or other modifications shall be made to such Grandfathered Benefits except as specifically set forth in a separate writing thereto, and no amendment or modification to the Plan shall be interpreted or construed in a manner that would cause a material modification (within the meaning of Internal Revenue Code Section 409A, including Treas. Reg. § 1.409A-6(a)(4)) to any such Grandfathered Benefits.

ARTICLE  I. – DEFINITIONS

Section 1.01         Account.

The bookkeeping account established for each Participant as provided in Section 5.01 hereof.

Section 1.02         Act.

The Securities Exchange Act of 1934, as amended.

Section 1.03         Administrator.

An administrative committee appointed by the Board. The Administrator shall serve as the agent for the Employer with respect to the Trust.

Section 1.04         Affiliate.

With respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with, such entity.

Section 1.05         Board.

The Board of Directors of DynaVox.

Section 1.06         Bonus.

Compensation which is designated as such by the Employer and which relates to services performed during an incentive period by an Eligible Employee in addition to his or her Salary, including any pretax elective deferrals from said Bonus to any Employer sponsored plan that includes amounts deferred under a Deferral Election or any elective deferral as defined in Code Section 402(g)(3) or any amount contributed or deferred at the election of the Eligible Employee in accordance with Code Section 125 or 132(f)(4).

Section 1.07         Cause.

(i) a charge, indictment or conviction of, or a plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony, whether or not in connection with the performance by a Participant of his or her duties or obligations to the Employer; (ii) theft relating to the business of the Employer or dishonesty with respect to a material aspect of the business of the Employer; (iii) gross negligence or willful misconduct in the performance of the Participant’s duties or obligations to the Employer, or engaging in illegal activity in connection therewith, including, without limitation, a Participant’s engagement in any act or course of conduct that would result in the termination or revocation of, or jeopardize the renewal of, any licenses, permits, consents, authorization, approvals or material agreements necessary for the Employer to conduct its business or that would have an adverse effect on the Employer; (iv) violation of any provision of any nonsolicitation, noncompetition or nondisclosure contained in any agreement entered into by and between a Participant and the Employer; or (v) “cause” as defined in the Participant’s employment and/or change of control agreement, if any, with the Employer. The determination as to whether or not Cause exists will be made by the Administrator.

Section 1.08         Change-in-Control.

Provided that such definition shall be interpreted in a manner that is consistent with Code Section 409A and regulations thereunder, a “Change-in-Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of DynaVox to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Act) other than any member of the Vestar/Company Group; provided that, for the avoidance of doubt, a sale of the Mayer-Johnson business shall not constitute a Change-in-Control hereunder, (ii) any “person” or “group”, other than any member of the Vestar/Company Group, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of DynaVox, including by way of purchase, merger, consolidation or otherwise, or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of DynaVox was approved by a vote of a majority of the directors of DynaVox, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) (the “Incumbent Board”) cease for any reason to constitute a majority of the Board then in office; provided that, any director appointed or elected to the Board to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an individual on the Incumbent Board.

Section 1.09         Code.

The Internal Revenue Code of 1986, as amended.

Section 1.10         Compensation.

The Participant’s earned income, including Salary, Bonus, Performance-based Compensation and other remuneration from the Employer as may be included by the Administrator.

Section 1.11         Deferrals.

The portion of Compensation that a Participant elects to defer in accordance with Section 3.01 hereof

Section 1.12         Deferral Election.

The separate agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and make Deferrals thereto.

Section 1.13         Disability.

A Participant shall be considered disabled if: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer; or (iii) determined to be totally disabled by the Social Security Administration.

Section 1.14         DynaVox

DynaVox Inc., a Delaware corporation.

Section 1.15         Eligible Employee.

An Employee shall be considered an Eligible Employee if such Employee is a member of a select group of management or highly compensated employees and is designated as an Eligible

Employee by the Administrator. The designation of an Employee as an Eligible Employee in any year shall not confer upon such Employee any right to be designated as an Eligible Employee in any future Plan Year. Designations need not be uniform among all Employees, or classes or categories of Employees, and may be applied to such Employees, or classes or categories of Participants, as the Administrator, in its sole and absolute discretion, considers necessary, appropriate or desirable.

Section 1.16         Employee.

Any person employed by the Employer.

Section 1.17         Employer.

DynaVox Systems LLC and its subsidiaries and affiliates.

Section 1.18         Employer Discretionary Contribution.

A discretionary contribution made by the Employer that is credited to one or more Participant’s Accounts in accordance with the terms of Section 3.06 hereof.

Section 1.19         ERISA.

The Employee Retirement Income Security Act of 1974, as amended.

Section 1.20         Investment Fund.

Each investment(s) which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

Section 1.21         Participant.

An Eligible Employee who is a Participant as provided in Article 2.

Section 1.22         Plan Year.

January 1 through December 31.

Section 1.23         Performance-based Compensation.

Performance-based compensation shall mean compensation that (i) meets the definition of Code Section 409A(a)(4)(B)(iii) and related guidance and regulations, (ii) is designated as such by the Employer and relates to services performed during a performance period of at least twelve months by an Eligible Employee, including any pretax elective deferrals from said Performance-based Compensation to any Employer sponsored plan that includes amounts deferred under a Deferral Election or any elective deferral as defined in Code Section 402(g)(3) or any amount contributed or deferred at the election of the Eligible Employee in accordance with Code Section 125 or 132(f)(4).

Section 1.24         Retirement.

Retirement means a Participant has reached age fifty-five (55) and has five (5) Years of Service and has a Separation from Service.

Section 1.25         Salary.

An Eligible Employee’s base salary earned during a Plan Year, including any pretax elective deferrals from said Salary to any Employer sponsored plan that includes amounts deferred under a Deferral Election or any elective deferral as defined in Code Section 402(g)(3) or any amount contributed or deferred at the election of the Eligible Employee in accordance with Code Section 125 or 132(f)(4).

Section 1.26         Separation from Service.

As provided by regulations promulgated under Code Section 409A, a Participant shall incur a Separation from Service with the Service Recipient due to death, retirement or other termination of employment with the Service Recipient unless the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not to exceed six months, or if longer, so long as the individual retains a right to reemployment with the Service Recipient under an applicable statute or by contract. A Separation from Service shall mean a Participant’s death, retirement or other termination of employment with the Employer and all of its controlled group members within the meaning of Section 409A of the Code. For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has a Separation from Service will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Code Section 409A.

Section 1.27         Service Recipient.

As provided by regulations promulgated under Code Section 409A, Service Recipient shall mean the Employer or person for whom the services are performed and with respect to whom the legally binding right to compensation arises, and all persons with whom such person would be considered a single employer under Code Section 414(b) (employees of controlled group of corporations), and all persons with whom such person would be considered a single employer under Code Section 414(c) (employees of partnerships, proprietorships, etc., under common control).

Section 1.28         Specified Employee.

Specified Employee shall mean a Participant who is considered a key employee on the Identification Date, as defined in Code Section 416(i) without regard to Code Section 416(i)(5) and such other requirements imposed under Code Section 409A(a)(2)(B)(i) and the regulations promulgated thereunder for the period beginning April 1 of the year subsequent to the Identification Date and ending March 31 of the following year. The Identification Date for this Plan is December 31 of each year. Notwithstanding anything to the contrary, a Participant is not a Specified Employee unless any stock of the Employer is publicly traded on an established securities market or otherwise.

Section 1.29         Trust.

The agreement between the Employer and the Trustee, commonly referred to as a Rabbi trust under which the Employer’s assets are held, administered and managed, and which shall conform to the terms of Rev. Proc. 92-64.

Section 1.30         Trustee.

Investors Bank and Trust Company, or such other successor that shall become trustee pursuant to the terms of the Plan or Trust.

Section 1.31         Vestar/Company Group

(i) Vestar Capital Partners IV, L.P. or any of its Affiliates, (ii) any party from time to time to the Securityholders Agreement, dated as of or about the date of the initial public offering of the Class A comon stock of DynaVox, by and among DynaVox, DynaVox Systems Holdings LLC and the Securityholders from time to time parties thereto, as such agreement may be amended from time to time (the “Securityholders Agreement”) unless such party together with its Affiliates is the holder of securities representing at least 50.01% of the outstanding voting securities of DynaVox or is deemed to beneficially own at least 50.01% of the outstanding voting securities of DynaVox for purposes of Rule 16a-1(a)(2) under the Act or any group (as such term is used in Section 13(d)(3) of the Act) to the extent that such group may be deemed to exist solely as a result of the Securityholders Agreement, (iii) any employee benefit plan (or trust forming a part thereof) maintained by DynaVox or any of its Affiliates, or (iv) any corporation or other “person” of which a majority of the voting power of its voting equity securities and equity interest is owned, directly or indirectly, by DynaVox.

Section 1.32         Years of Service.

A Participant’s “Years of Service” shall be measured by employment during a twelve (12) month period commencing with the Participant’s date of hire and anniversaries thereof.

ARTICLE  II. – PARTICIPATION

Section 2.01         Commencement of Participation.

Each Eligible Employee shall become a Participant at the earlier of the date on which his or her Deferral Election first becomes effective or the date on which an Employer Discretionary Contribution is first credited to his or her Account.

Section 2.02         Loss of Eligible Employee Status.

A Participant who is no longer an Eligible Employee shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Employee. Amounts credited to the Account of a Participant who is no longer an Eligible Employee shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

ARTICLE  III. – CONTRIBUTIONS

Section 3.01         Deferral Elections - General.

A Participant’s Deferral Election for a Plan Year is irrevocable for that applicable Plan Year; provided, however that a cessation of Deferrals shall be allowed if required by the terms of the Employer’s 401(k) plan in order for the Participant to obtain a hardship withdrawal from the 401(k) plan, or if required under Section 6.10 (Unforeseeable Emergency) of this Plan or if required under section 3.03 of this Plan (Disability). Such amounts deferred under the Plan shall not be made available to such Participant, except as provided in Article VI, and shall reduce such Participant’s Compensation from the Employer in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employer as provided in Article VIII. The Deferral Election, in addition to the requirements set forth below, must designate: (i) the amount of Compensation to be deferred, (ii) the time of the distribution, and (iii) the form of the distribution.

Section 3.02         Time of Election.

A Deferral Election shall be void if it is not made in a timely manner as follows:

(a)           A Deferral Election with respect to any Compensation must be submitted to the Administrator before the beginning of the calendar year during which the amount to be deferred will be earned. As of December 31 of each calendar year, said Deferral Election is irrevocable for the calendar year.

(b)           Notwithstanding the foregoing and in the discretion of the Employer, in a year in which an Employee is first eligible to participate, and provided that such Employee is not eligible to participate in any other similar account balance arrangement subject to Code Section 409A, such Deferral Election shall be submitted within thirty (30) days after the date on which an Employee is first eligible to participate, such Deferral Election shall apply to Compensation to be earned during the remainder of the calendar year after such election is made.

(c)           Notwithstanding the foregoing and in the discretion of the Employer, a Deferral Election with respect to any Performance-based Compensation may be submitted by the Eligible Employee or Participant provided that such Deferral Election is submitted at least six (6) months prior to the end of the performance period on which the Performance-based Compensation is based. Such an election will not be permitted or accepted unless the Eligible Employee has been continuously employed from the later of the beginning of the performance period or the date performance criteria have been established to the date the election is made. In addition, an election will not be permitted or accepted if the performance based compensation is readily ascertainable at that time.

(d)           Notwithstanding the foregoing and in the discretion of the Employer, a Deferral Election with respect to any fiscal-based Bonus may be submitted by the Eligible Employee or Participant, provided that such Deferral Election is submitted prior to the beginning of the Employer’s fiscal year for which the fiscal-based Bonus is earned and the fiscal based Bonus is not paid or payable during the fiscal year.

Section 3.03         Cancellation of Deferral Election due to Disability.

Notwithstanding anything to the contrary, if a Participant incurs a disability as defined in this Section 3.03, said Participant may file an election to stop Deferrals as of the date the election is received by the Administrator, provided that such cancellation occurs by the later of the end of the calendar year or the 15th day of the third month following the date the Participant incurs a disability. Disability for purposes of this Section 3.03 only means that a Participant incurs a medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months, as determined by the Administrator in its sole discretion.

Section 3.04         Distribution Elections.

At the time a Participant makes a Deferral Election, he or she must also elect the time and form of the distribution by establishing one or more In-Service Account(s) or Retirement Account(s) as provided in Sections 5.01 and 6.01. If the Participant fails to properly designate the time and form of a distribution, the Participant’s Account shall be designated as a Retirement Account and the designated form of payment shall be a lump sum.

Section 3.05         Additional Requirements.

The Deferral Election, subject to the limitations set forth in Sections 3.01 and 3.02 hereof, shall comply with the following additional requirements, or as otherwise required by the Administrator in its sole discretion:

(a)           Deferrals may be made in whole percentages with such limitations as determined by the Administrator.

(b)           The maximum amount that may be deferred each Plan Year is a combination of the following: (i) twenty-five percent (25%) of the Participant’s Salary and (ii) twenty-five percent (25%) of the Participant’s Bonus and (iii) twenty-five percent (25%) of the Participant’s Performance-based Compensation, all net of applicable taxes.

(c)           The minimum initial deferral period for an In-Service Account (or subaccount) shall be five (5) years.

Section 3.06         Employer Discretionary Contributions.

The Employer reserves the right to make discretionary contributions to some or all Participants’ Accounts in such amount and in such manner as may be determined by the Employer. Such Employer Discretionary Contributions do not need to be given to all Participants, nor do any such contributions need to be uniform among Participants that receive such a contribution. Such Employer Discretionary Contribution shall be credited to such sub-account(s) as may be elected by the Participant in accordance with Sections 3.01 and 5.01 and procedures established by the Administrator, or if no such election is made by the Participant, then to such sub-account(s) as may be elected by the Participant for his or her Base Salary Deferrals, or if no Base Salary Deferrals, then for Bonus or Performance-based Compensation Deferrals or if no Base Salary or Bonus Deferrals, then to the Participant’s Retirement sub-account with the shortest payment period maintained within the Participant’s Account in accordance with Section 5.01.

Section 3.07         Crediting of Contributions.

(a)           Deferrals shall be credited to a Participant’s Account, and if applicable transferred to the Trust, at such time as the Employer shall determine but no less frequently than at the close of each month.

(b)           Employer Discretionary Contributions shall be credited to a Participant’s Account, and if applicable transferred to the Trust, at such time as the Employer shall determine.

ARTICLE  IV. — VESTING

Section 4.01         Vesting of Deferrals.

A Participant shall be one hundred percent (100%) vested in his or her Account attributable to Deferrals and any earnings or losses on the investment of such Deferrals.

Section 4.02         Vesting of Employer Discretionary Contributions.

A Participant shall have a vested right to the portion of his or her Account attributable to Employer Discretionary Contributions in accordance with the following schedule:

Completed Years of Service	Vested Percentage
Less than 2	0%
2 but less than 3	25%
3 but less than 4	50%
4 but less than 5	75%
5 or more years	100%

Section 4.03         Vesting in Event of Retirement, Disability, Death or Change-in-Control.

(a)           A Participant who incurs a Separation from Service due to Retirement shall be fully vested in the amounts credited to his or her Account as of the date of Retirement.

(b)           A Participant who incurs a Separation from Service due to Disability shall be fully vested in the amounts credited to his or her Account as of the date of Disability.

(c)           Upon a Participant’s death, the Participant shall be fully vested in the amounts credited to his or her Account.

(d)           Upon a Change-in-Control, all Participants shall be fully vested in the amounts credited to their Accounts as of the date of the Change-in-Control.

Section 4.04         Amounts Not Vested.

Any amounts credited to a Participant’s Account that are not vested at the time of his or her Separation from Service shall be forfeited.

Section 4.05         Forfeitures.

At the discretion of the Employer, any forfeitures from a Participant’s Account (i) shall continue to be held in the Trust, shall be separately invested, and shall be used to reduce succeeding Deferrals and any Employer Contributions, or (ii) shall be returned to the Employer as soon as administratively feasible.

Section 4.06         Cause.

(a)           Notwithstanding anything in this Plan to the contrary, if a Participant’s employment with the Employer or any Subsidiary terminates on account of Cause (which includes voluntary resignation in lieu of involuntary termination on account of Cause or if Cause otherwise exists by reason of a violation of Subsection (iv) of the definition of Cause), no benefits will be payable hereunder. All benefits of any nature, whether vested or unvested, shall be forfeited without payment by the Plan, the Employer or any Subsidiary and the Participant shall have no further rights under the Plan.

(b)           In addition to the rights set forth in Section 4.06(a), and in addition to any other rights at law or in equity, if a Participant’s employment with the Employer or any Subsidiary terminates on account of Cause (which includes voluntary resignation in lieu of involuntary termination on account of Cause or if Cause otherwise exists by reason of a violation of Subsection (ii) or (iv) of the definition of Cause), each Participant agrees to the following by agreeing to participate in this Program. Each Participant agrees that within ten (10) days after the date the Employer provides such Participant of a notice that there has occurred a termination on account of Cause (which includes voluntary resignation in lieu of involuntary termination on account of Cause or if Cause otherwise exists by reason of a violation of Subsection (ii) or (iv) of the definition of Cause), a Participant shall pay to the Employer in cash an amount equal to any and all distributions paid to or on behalf of such Participant under this Plan within the six (6) months prior to the date of earliest breach. Each Participant agrees that failure to make such timely payment to the Employer constitutes an independent and material breach of the terms and conditions of this Plan, for which the Employer may seek recovery of the unpaid amount as liquidated damages, in addition to all other rights and remedies the Employer may have resulting from a determination that Cause exists. The Participants agree that timely payment to the Employer, as set forth in this provision of the Plan, is reasonable and necessary because the compensatory damages that will result from a Cause determination cannot readily be ascertained. Further, the Participants agree that timely payment to the Employer as set forth in this provision of the Plan is not a penalty, and it does not preclude the Employer from seeking all other remedies that may be available to the Employer, including without limitation those set forth in this Section 4.06 and in any employment or other agreement between the Participant and the Employer.

(c)           For purposes of this section 4.06, a forfeiture of benefits under subsection (a) will occur and the rights under subsection (b) will also arise if Cause (but only as defined in subsections (ii) or (iv) of the Cause definition) arises or is discovered following a termination of employment, regardless of the reason for such termination.

ARTICLE  V. — ACCOUNTS

Section 5.01         Accounts.

The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator shall also establish sub-accounts as provided in subsection (a) and (b), below, as elected by the Participant pursuant to Article III. A Participant may have a maximum of ten (10) sub-accounts at any time.

(a)           A Participant may establish one or more Retirement Account(s) (“Retirement sub-accounts”) by designating as such on the Participant’s Deferral Election. Each Participant’s Retirement sub-account shall be credited with Deferrals (as specified in the Participant’s Deferral Election), any Employer Discretionary Contributions, and the Participant’s allocable share of any earnings or losses on the foregoing. Each Participant’s Retirement sub-account shall be reduced by any distributions made plus any federal and state tax withholding, and any social security withholding and other tax as may be required by law.

(b)           A Participant may elect to establish one or more In-Service Accounts (“In-Service sub-accounts”) by designating as such in the Participant’s Deferral Election the year in which payment shall be made. Each Participant’s In-Service sub-account shall be credited with Deferrals (as specified in the Participant’s Deferral Election), any Employer Discretionary Contributions, and the Participant’s allocable share of any earnings or losses on the foregoing. Each Participant’s In-Service sub-account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding and other tax as may be required by law.

Section 5.02         Investments, Gains and Losses.

(a)           A Participant may direct that his or her Retirement sub-accounts and or In-Service sub-accounts established pursuant to Section 5.01 may be valued as if they were invested in one or more Investment Funds as selected by the Employer in multiples of one percent (1%). The Employer may from time to time, at the discretion of the Administrator, change the Investment Funds for purposes of this Plan.

(b)           The Administrator shall adjust the amounts credited to each Participant’s Account to reflect Deferrals, any Employer Discretionary Contributions, investment experience,

distributions and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

(c)           A Participant may change his or her selection of Investment Funds no more than six (6) times each Plan Year with respect to his or her Account or sub-accounts by filing a new election in accordance with procedures established by the Administrator. An election shall be effective as soon as administratively feasible following the date the change is submitted on a properly completed form prescribed by the Administrator.

(d)           Notwithstanding the Participant’s ability to designate the Investment Fund in which his or her deferred Compensation shall be deemed invested, the Employer shall have no obligation to invest any funds in accordance with the Participant’s election. Participants’ Accounts shall merely be bookkeeping entries on the Employer’s books, and no Participant shall obtain any property right or interest in any Investment Fund.

ARTICLE  VI. — DISTRIBUTIONS

Section 6.01         Distribution Election.

Each Participant shall designate in his or her Deferral Election the form and timing of his or her distribution by indicating the type of sub-account as described under Section 5.01, and by designating the form in which payments shall be made from the choices available under Sections 6.02 and 6.03 hereof. Notwithstanding anything to the contrary contained herein provided, no acceleration of the time or schedule of payments under the Plan shall occur except as permitted under both this Plan and Code Section 409A.

Section 6.02         Distributions from an In-Service Account.

In-Service sub-account distributions shall begin as soon as administratively feasible but no later than ninety (90) days following January 1 of the calendar year designated by the Participant on a properly submitted Deferral Election, and are payable in either a lump-sum payment or substantially equal annual installments, as described in Section 6.04 below, over a period of up to five (5) years as elected by the Participant in his or her Deferral Election. If the Participant fails to properly designate the form of the distribution, the sub-account shall be paid in a lump-sum payment. If a Participant has any In-Service sub-accounts at the time of his or her Retirement, said sub-accounts shall be distributed in a lump sum as soon as administratively feasible but no later than ninety (90) days following Participant’s Retirement, subject to Section 6.11 (Distributions to Specified Employees).

Section 6.03         Distributions Upon Retirement.

If the Participant has a Separation from Service due to Retirement, the Participant’s Retirement sub-account(s) shall be distributed as soon as administratively feasible but no later than ninety (90) days following the Participant’s Retirement, subject to Section 6.11 (Distributions to Specified Employees). Distribution shall be made either in a lump-sum payment or in substantially equal annual installments, as defined in Section 6.04 below, over a period of up to ten (10) years as elected by the Participant. If the Participant fails to properly designate the form of the distribution, the sub-account shall be paid in a lump-sum payment.

Section 6.04         Substantially Equal Annual Installments.

(a)           The amount of the substantially equal payments shall be determined by multiplying the Participant’s Account or sub-account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1). The amounts of the payments for each succeeding year shall be determined by multiplying the Participant’s Account or sub-account as of the applicable anniversary of the payout by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1). Installment payments made pursuant to this Section 6.04 shall be made as soon as administratively feasible, but no later than ninety (90) days, following the anniversary of the distribution event.

(b)           For purposes of the Plan pursuant to Treas. Regs. 1.409A-2(b)(2)(iii), a series of annual installments shall be considered a single payment.

Section 6.05         Distributions due to other Separation from Service.

If the Participant has a Separation from Service for any reason other than Retirement, death or Disability, all vested amounts credited to his or her Account shall be paid to the Participant in a lump-sum, as soon as administratively feasible, but no later than ninety (90) days, following the date of Separation from Service, subject to Section 6.11 (Distributions to Specified Employees).

Section 6.06         Distributions upon Separation from Service due to Disability.

Upon a Participant’s Separation from Service due to Disability, all amounts credited to his or her Account shall be paid to the Participant in a lump sum, as soon as administratively feasible but no later than ninety (90) days following the date of Separation from Service due to Disability, subject to Section 6.11 (Distributions to Specified Employees).

Section 6.07         Distributions upon Death.

Upon the death of a Participant, all amounts credited to his or her Account shall be paid, as soon as administratively feasible but no later than ninety (90) days following Participant’s date of death, to his or her beneficiary or beneficiaries, as determined under Article VII hereof, in a lump sum.

Section 6.08         Changes to Distribution Elections.

A Participant will be permitted to elect to change the form or timing of the distribution of the balance of his or her one or more sub-accounts within his or her Account to the extent permitted and in accordance with the requirements of Code Section 409A(a)(4)(C), including the requirement that (i) a redeferral election may not take effect until at least twelve (12) months after such election is filed with the Employer, (ii) an election to further defer a distribution (other than a distribution upon death, Disability or an unforeseeable emergency) must result in the first distribution subject to the election being made at least five (5) years after the previously elected date of distribution, and (iii) any redeferral election affecting a distribution at a fixed date must be filed with the Employer at least twelve (12) months before the first scheduled payment under the previous fixed date distribution election. Once a sub-account begins distribution, no such changes to distributions shall be permitted.

Section 6.09         Cash-Out Provision.

Notwithstanding any provision to the contrary, and at the sole discretion of the Employer, if a Participant’s entire Account balance is less than the applicable Code Section 402(g) annual limit, the Employer may distribute the Participant’s Account in a lump sum provided that the distribution results in the termination of the participant’s entire interest in the Plan, subject to the plan aggregation rules of Treas. Regs. 1.409A-1(c)(2).

Section 6.10         Unforeseeable Emergency.

The Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant, or the Participant’s beneficiary, has experienced an Unforeseeable Emergency. An Unforeseeable Emergency is defined as a severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If an Unforeseeable Emergency is determined to exist, a distribution may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Upon a distribution to a Participant under this Section 6.10, the Participant’s Deferrals shall cease and no further Deferrals shall be made for such Participant for the remainder of the Plan Year.

Section 6.11         Distributions to Specified Employees.

Notwithstanding anything herein to the contrary, if any Participant is a Specified Employee upon a Separation from Service for any reason other than death, distributions to such Participant shall not commence until the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death of the Participant). If distributions are to be made in annual installments, the second installment and all those thereafter will be made on the applicable anniversaries of the Participant’s Separation from Service.

Section 6.12         Exception to Separation from Service.

At the discretion of Employer, a third-party unrelated to Employer that acquires substantially all the assets of a subsidiary or business unit, may apply the “same desk” rule so that Participants shall not incur a Separation from Service upon the sale or transfer of the subsidiary or business unit provided the following conditions are met, (i) the asset purchase or transfer results from bona fide arm’s length negotiations, (ii) all Participants providing services to the Employer prior to and after the transfer are treated consistently, and (iii) such treatment is specified in writing no later than the close date of the asset purchase transaction, all pursuant to Treas. Regs. 1.409A-1(h)(4).

Section 6.13         Minimum Distribution.

Notwithstanding any provision to the contrary, and subject to Section 6.11 (Distributions to Specified Employees), if the entire remaining balance of a Participant’s Account or sub-account at the time of a scheduled installment payment is $25,000 or less, then the Participant shall be paid his or her Account or sub-account as a single lump sum.

Section 6.14         Domestic Relations Orders.

The Administrator may permit such acceleration of the time or schedule of a payment under the arrangement to an individual other than a Participant as may be necessary to fulfill a domestic relations order (as defined in Code section 414(p)(1)(B)).

ARTICLE  VII. — BENEFICIARIES

Section 7.01         Beneficiaries.

Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan. Such designation shall be made in a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation in a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s estate. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated in the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

Section 7.02         Lost Beneficiary.

All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid. If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties.

ARTICLE  VIII. — FUNDING

Section 8.01         Prohibition Against Funding.

Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer, the Trust, the Trustee and the Participants, their beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the ERISA. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

Section 8.02         Deposits in Trust.

In accordance with Section 8.01, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant, and any Employer Discretionary Contributions.

Section 8.03         Withholding of Employee Contributions.

The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant’s Deferrals under Section 3.01 hereof from his or her Compensation. The Administrator shall determine the amount and timing of such withholding.

ARTICLE  IX. — CLAIMS ADMINISTRATION

Section 9.01         General.

If a Participant, beneficiary or his or her representative (“claimant”) is denied all or a portion of an expected Plan benefit for any reason and the Participant, beneficiary or his or her representative desires to dispute the decision of the Administrator, the claimant must file a written notification of his or her claim with the Administrator. Such a claim must be filed within 6 months of the date the claim accrued or it will be forever barred.

Section 9.02         Claims Procedure.

Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If any Participant or beneficiary claims to be entitled to benefits under the Plan and the Administrator determines that the claim should be denied in whole or in part, the Administrator shall, in writing, notify such claimant within ninety (90) days of receipt of the claim that the claim has been denied. The Administrator may extend the period of time for making a determination with respect to any claim for a period of up to ninety (90) days, provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written or electronic notice setting forth:

(a)           the specific reason or reasons for denial of the claim;

(b)           a specific reference to the Plan provisions on which the denial is based;

(c)           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)           an explanation of the provisions of this Article.

Section 9.03         Right of Appeal.

A claimant who has a claim denied wholly or partially under Section 9.02 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this Section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under Section 9.02. In preparing for this appeal the claimant shall be given the right to review pertinent documents, and will have the right to submit in writing a statement of issues and comments with the appeal.

Section 9.04         Review of Appeal.

Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be binding on all parties. The decision shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator’s decision shall be issued within sixty (60) days after the appeal is filed, except that the Administrator may extend the period of time for making a determination with respect to any claim for a period of up to sixty (60) days, provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.

Section 9.05         Disability claims procedures.

The above described claims procedures will apply to any benefit based on disability, subject to the modifications set forth in this section.

(a)           In the case of a claim for disability benefits, the Administrator will provide the claimant with written or electronic notification of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial 45 day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Administrator notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant will be afforded at least 45 days within which to provide the specified information.

(b)           In the case of disability benefits;

(1)           If an internal rule, guideline, protocol, or other similar criterion was relied upon in making an adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to the claimant free of charge upon request.

(2)           If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the specific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided to the claimant free of charge upon request.

(c)           If the claim is for disability benefits, the claimant must file a claim for review (i.e. the appeal referenced in Section 9.03) no later than 180 days following receipt of notification of an adverse benefit determination.

(d)           In addition to the appeal procedures above, if the claim is for disability benefits, then the appeals procedure will include the following:

(i)            The claim will be reviewed without deference to the initial adverse benefit determination and the review will be conducted by an appropriate person who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

(ii)           In deciding an appeal of any adverse benefit determination that is based in whole or part on medical judgment, the reviewer will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

(iii)          Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination will be identified, without regard to whether the advice was relied upon in making the benefit determination.

(iv)          The health care professional engaged for purposes of a consultation under (ii) above will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

(v)           If the claim relates to disability benefits, then 45 days will apply instead of 60 days in Section 9.04. In the case of an adverse benefit determination, the notification will set forth the information set forth in (b) above.

Section 9.06         Designation.

The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article. Any person so designated shall have the same authority and discretion granted to the Administrator hereunder.

Section 9.07         Further Proceedings.

If a Participant’s claim for benefits is denied in whole or in part, such Participant may file suit only in a state or federal court located in Allegheny County, Pennsylvania. Notwithstanding, before such Participant may file suit in a state or federal court, Participant must exhaust the Plan’s administrative claims procedures. If any such judicial or administrative proceeding is undertaken, the evidence presented will be strictly limited to the evidence timely presented to the Administrator. In addition, any such judicial or administrative proceeding must be filed within 6 months after the final decision under Section 9.04 or 9.05 or it will be forever barred.

ARTICLE  X. — GENERAL PROVISIONS

Section 10.01       Administrator.

(a)           The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into the Trust in accordance with Section 8.02 hereof; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator. Without limiting the generality of the foregoing, the Administrator shall have sole and absolute authority and discretion to decide all matters relating to the administration of the Plan, including, without limitation: determining the rights and status of Participants or their beneficiaries under the Plan;

interpreting the Plan; adopting administrative rules, regulations, and guidelines for the Plan; making factual determinations (including determinations as to the designation of beneficiaries); and correcting any defect, supplying any omission or reconciling any inconsistency or conflict in the Plan. The Administrator’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Administrator in its sole and absolute discretion, considers necessary, appropriate or desirable. All determinations by the Administrator shall be final, conclusive and binding on the Employer, the Participant and any and all interested parties and shall be entitled to deference in the event of any legal proceedings.

(b)           The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)           The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

Section 10.02       No Assignment.

Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

Section 10.03       No Employment Rights.

Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

Section 10.04       Incompetence.

If the Administrator determines that any person to whom a benefit is payable under this Plan is a minor or incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

Section 10.05       Identity.

If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

Section 10.06       Other Benefits.

The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

Section 10.07       Expenses.

All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

Section 10.08       Insolvency.

Should the Employer be considered insolvent (as defined by the Trust), the Employer, through the Board and a duly appointed officer of the Employer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

Section 10.09       Amendment or Modification; Code Section 409A.

The Employer may, at any time, in its sole discretion, amend or modify the Plan in whole or in part, except that no such amendment or modification shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such amendment or modification complies with Section 409A of the Code and related regulations thereunder. The provisions of this Plan will be administered, interpreted and construed in a manner intended to comply with Section 409A of the Code, the regulations issued thereunder or any exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). If the Employer or Administrator determines in good faith that any amounts to be paid to Employee under this Plan are subject to Section 409A of the Code, then the Employer or Administrator shall, to the extent necessary, adjust the form and/or the timing of such payments as determined to be necessary or advisable to be in compliance with Section 409A of the Code. If any payment must be delayed to comply with Section 409A of the Code, then, except as otherwise specifically provided in this Plan, the deferred payment will be paid at the earliest practicable date permitted by Section 409A of the Code. With respect to payments subject to Section 409A of the Code, Employer and Administrator reserve the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A of the Code, the regulations and other binding guidance promulgated thereunder. Notwithstanding any provision of this Plan to the contrary, Participants, beneficiaries and any other parties acknowledge and agree that the Employer and the Administrator shall not be liable for, and nothing provided or contained in this Plan will be construed to obligate or cause the Employer or the Administrator to be liable for, any tax, interest or penalties imposed on the Participant, beneficiary or other party related to or arising with respect to any violation of Section 409A of the Code.

Section 10.10       Plan Suspension or Termination.

The Employer further reserves the right to suspend or terminate the Plan in whole or in part, in the following manner, except that no such suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such suspension or termination complies with Section 409A of the Code and related regulations thereunder:

(a)           The Employer, in its sole discretion, may terminate the Plan provided that the distribution of the amounts credited to all vested Participant’s Accounts shall not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to termination as if the Plan had not been terminated;

(b)           The Employer, in its sole discretion, may terminate the Plan and distribute all vested Participants’ Accounts no earlier than twelve (12) calendar months from the date of the Plan termination and no later than twenty-four (24) calendar months from the date of the Plan termination, provided however that all other similar arrangements are also terminated by the Employer and no other similar arrangements are adopted by the Employer within a three year period from the date of termination; or

(c)           The Employer may decide, in its discretion, to terminate the Plan in the event of a Change-in-Control and distribute all vested Participants Account balances no earlier than thirty (30) days prior to the Change-in-Control and no later than twelve (12) months after the effective date of the Change-in-Control, provided however that the Employer terminates all other similar arrangements. Any corporation or other business organization that is a successor to the Employer by reason of a Change-in-Control shall have the right to become a party to the Plan by appropriate entity action. If within thirty (30) days from the effective date of the Change-in-Control such new entity does not become a party hereto, as above provided, the full amount of the Participant’s Account shall become immediately distributable to the Participant pursuant to this subsection.

(d)           The Employer may decide, in its sole discretion, to terminate the Plan in the event of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court, provided that the Participants vested Account balances are distributed to Participants and are included in the Participants’ gross income in the latest of: (i) the calendar year in which the termination occurs; (ii) the calendar year in which the amounts deferred are no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which payment is administratively practicable.

Section 10.11       Construction.

All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

Section 10.12       Governing Law.

This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, Code Section 409A, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the Commonwealth of Pennsylvania, other than its laws respecting choice of law.

Section 10.13       Severability.

If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or Code Section 409A, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

Section 10.14       Headings.

The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

Section 10.15       Terms.

Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

Section 10.16       Payments Upon Income Inclusion Under 409A.

The Plan may permit acceleration of the time or schedule of a payment to a Participant to pay an amount the Participant includes in income as a result of the Plan failing to meet the requirements of Code Section 409A.

IN WITNESS WHEREOF, DynaVox Systems LLC has caused this instrument to be executed by its duly authorized officer, effective as of this 7th day of April, 2010.

DynaVox Systems LLC

By:	/s/ Kenneth D. Misch
Name:	Kenneth D. Misch
Title:	Chief Financial Officer

ATTEST:
By:	/s/ Marcy Smorey-Giger
Name:	Marcy Smorey-Giger
Title:	Chief Legal Officer